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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: July 17, 1998

ACT Teleconferencing, Inc.
(Exact name of registrant as specified in its charter)

Colorado                 0-27560               84-1132665
(State of Incorporation) (Commission File No.) (IRS Employer Identification No.)

1658 Cole Boulevard, Suite 162, Golden, Colorado 80401
(Address of principal executive offices)        Zip Code

(303) 233-3500
(Registrant's telephone number)


Item 5. Other Events. On July 10, 1998, Registrant ACT Teleconferencing, Inc. ("ACT") entered into a supply agreement with Concert Global Networks, Ltd., the British Telecom/MCI global services company, to supply audioconferencing for Concert Audioconferencing Service.

Concert, based in Reston, Virginia, provides an array of managed voice, data and Internet services to over 4,300 companies in over 50 countries. Concert Audioconferencing Service, one of the world's first global virtual private network-based conference services, offers flexible, cost-effective seamless audioconferencing connections for multinational companies.

ACT Teleconferencing, Inc. will provide a global, integrated audioconferencing service solution for a customer base developed by Concert. This service, scheduled to commence in the fourth quarter of 1998, has the potential to generate up to $40 million in revenues over the next three years. Actual revenues will however depend on customer usage and other factors such as market growth and in-country penetration.
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         ACT Teleconferencing, Inc.
                                                (Registrant)

Date:  July 17, 1998                     By:/s/ Gavin Thomson
                                                (Signature)
                                         Gavin Thomson
                                         Chief Financial Officer

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